SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 18, 2014

AMPLIPHI BIOSCIENCES CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	000-23930	91-1549568

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4870 Sadler Road, Suite 300

Glen Allen, Virginia 23060

(Address of principal executive offices) (Zip code)

(804) 205-5069

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On August 18, 2014, the Audit Committee of AmpliPhi Biosciences Corporation (the “Company”) determined, after consultation between Company management and the Company’s independent auditors, PBMares, LLP, that the Company’s financial statements for the fiscal periods ended September 30, 2013, December 31, 2013 and March 31, 2014 should be restated.

Pursuant to discussions with the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the “Staff”), the Audit Committee concluded that it should restate its financial statements for the year ended December 31, 2013 to reflect that the dividend clause with respect to the Company’s Series B Preferred Stock should be bifurcated as a compound derivative. In its restated financial statements, the Company will update its valuation of the preferred shares and compound derivative to reflect these features and the fact that no beneficial conversion feature should have been recognized.

Additionally, after using a Monte-Carlo simulation model to value the compound derivative, the Company has determined, after consultation with PBMares, LLP, that it will restate its financial statements for the periods ended September 30, 2013, December 31, 2013 and March 31, 2014 to reflect such valuation in its derivative preferred shares conversion liability, derivative warrants liability, additional paid-in capital and accumulated deficit.

Based on the recommendation of management and after discussions with the Company’s independent auditors, the Audit Committee determined that the financial statements for the periods ended September 30, 2013, December 31, 2013 and March 31, 2014, including those contained in the Company’s Registration Statement on Form 10 and Registration Statement on Form S-1, both as amended, should no longer be relied upon.

The non-cash adjustments to the financial statements, as of September 30, 2013, December 31, 2013 and March 31, 2014, do not impact the amounts previously reported for the Company’s cash and cash equivalents, operating expenses, or total operating, investing or financing cash flows.

In addition, for the period ended December 31, 2011, the Audit Committee, after consultation with PBMares, LLP, has determined that certain assets included as in-process research and development related to the Company’s acquisition of Biocontrol Limited should be reclassified as separate assets. Such reclassification will not have an impact on total assets for any periods previously reported. Additionally, the Audit Committee has concluded that the Company should recognize amortization of the patents for the periods ended December 31, 2011, 2012 and 2013.

Cautionary Note Regarding Forward-Looking Statements:

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor created by such Act. Forward-looking statements include, among others, statements about the Company’s plans to restate its financial statements, the timing of such restatement and amendments and the restatement’s effect on prior financial statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity” and similar words or phrases or the negatives of these words or phrases. These statements involve risks, estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in these statements, including, among others: the timing and nature of the final resolution of the accounting issues discussed in this Current Report on Form 8-K; any delay in the filing of required periodic reports with the SEC; the timing and results of the review of the effectiveness of internal control over financial reporting (and related internal controls) and disclosure controls and procedures; whether the review is expanded to additional matters beyond internal controls and disclosure controls and procedures; changes in the ranges of estimates and adjustments in this Current Report on Form 8-K due to the audit of the Company’s annual financial statements; whether a restatement of financial results will be required for other accounting issues for the same or other periods in addition to the restatement currently expected by management; additional uncertainties related to accounting issues generally; adverse effects on the Company’s business as a result of the restatement process or the review of the effectiveness of internal control over financial reporting and disclosure controls and procedures, or increased regulatory, media or financial reporting issues and practices, rumors or otherwise; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; and volatility of the Company’s stock price. In addition, please refer to the risk factors contained in the Company’s SEC filings available at www.sec.gov. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward looking statement speaks only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmpliPhi Biosciences Corporation

Date: August 21, 2014	By:	/s/ David E. Bosher
David E. Bosher Chief Financial Officer